SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 January 9, 2003


                              ORYX TECHNOLOGY CORP.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-12680                22-2115841
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


         4340 Almaden Expressway, Suite 220, San Jose, California 95118
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (408) 979-2955

Item 5. Other Events.

         Oryx Technology Corporation announced in a press release attached hereto as Exhibit 99.1 and incorporated herein by reference, that its common stock will be delisted from The Nasdaq SmallCap Market effective with the open of business on Friday, January 10, 2003 due to its noncompliance with Nasdaq's minimum stockholders' equity requirement for continued listing. The Company's common stock will be immediately eligible for quotation on the OTC Bulletin Board under the symbol ORYX, effective with the open of business on January 10, 2003. For a company to trade on the OTC Bulletin Board, a market maker must continue to make market in that company's shares. While the can be no assurance that its common stock will trade on the OTC Bulletin Board following the move from Nasdaq, Oryx believes that market makers will continue to make a market in its shares of common stock on the OTC Bulletin Board.

Item 7. Financial Statements; Pro Forma Financial Information and Exhibits.

(c)     Exhibits

        99.1     Press Release dated January 9, 2003.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2003            ORYX TECHNOLOGY CORP.
                                  (Registrant)


                                  By:  /s/ Philip J. Micciche
                                       ----------------------
                                       Philip J. Micciche
                                       President and Chief Executive Officer